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                                                                    EXHIBIT 10.8
                                 NON-NEGOTIABLE

                   THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
                   SECURITIES ACT OF 1933, AS AMENDED, OR THE
                   SECURITIES LAWS OF ANY STATE. THIS NOTE MAY
                  NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF
                     SUCH REGISTRATION, OR AN EXEMPTION FROM
                          REGISTRATION, UNDER SUCH LAWS

                              PSS INVESTMENT, INC.

                              8% Subordinated Note
                                    due 2003

$5,500,000                                                       August 12, 1993

          For value received, PSS Investment, Inc., a Delaware corporation (the "Company"), promises to pay to the order of Spring Investment Limited Liability Company, a Wyoming corporation ("SILLC"), and the L. David Covell Living Trust (the "Trust") (SILLC and the Trust being referred to herein as the "Payee"), the aggregate principal sum of $5,500,000, subject to the terms of, and payable as set forth in, Section 1 hereof, and to pay interest from the date hereof as provided herein. Interest shall be calculated on the basis of a 365-day year and shall be payable in arrears on the first business day of each February and August of each year, commencing February 1, 1994, on the unpaid balance of the principal amount of this Note, at the rate of 8% per annum, except as otherwise herein provided. Unless sooner paid, all principal of and interest on this Note shall be due and payable on August 12, 2003.

          This Note is issued and delivered by the Company pursuant to the Stock Purchase Agreement, dated August 5, 1993, (the "Purchase Agreement") between the Company and the shareholders of Spring Anesthesia Group, Inc. The indebtedness evidenced by this Note is subject to a Subordination Agreement of even date herewith (the "Subordination Agreement") between the company and Payee. Capitalized terms used and not otherwise defined herein have the meaning set forth in the Purchase Agreement.


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          1. Payments of Principal and Interest.

          Subject to the Company's right to prepay this Note, the Company shall pay to Payee the principal amount of this Note on August 12, 2003.

          Upon payment in full of all outstanding principal of and interest on this Note, the Company's obligations in respect of payment of this Note shall terminate and Payee shall return this Note to the Company for cancellation.

          Payments of principal of and interest on this Note shall be made to Payee in lawful money of the United States of America by check payable to the order of SILLC at Spring Investment Limited Liability Company, c/o Peter Montgomery, President, 21051 Warner Center Lane, Suite 103, Woodland Hills, California 91367, or such other place or places within the United States as may be specified by Payee in written notice to the Company at least 15 business days before any payment date.

          The Company shall have the right at any time and from time to time to prepay this Note in whole or in part, together with interest on the amount prepaid to the date of prepayment, without penalty or premium. Upon prepayment of part of the principal amount of this Note, the Company may require Payee to present this Note for notation of such payment.

          Subject to the provisions of the Subordination Agreement, if any principal of or interest on this Note remains unpaid at August 12, 2003, such unpaid principal and interest amount shall become immediately due and payable on August 12, 2003, and interest shall continue to accrue on the unpaid principal amount hereof and, to the extent permitted by law, on the unpaid interest, at a rate of 8% per annum from such date until paid in full and, subject to the Subordination Agreement and Section 2 hereof, shall be immediately due and payable.

          Notwithstanding anything to the contrary contained herein, the principal amount of this Note shall be reduced if any direct or indirect beneficiary of either Payee (as determined as of the Closing Date) or any of such beneficiary's immediate family members (i) Does Business with any Customer of the Company or any subsidiary of the Company or (ii) affiliate with (as an employer, officer, director, owner, employee, partner, agent, participant or otherwise) any person, corporation, partnership or other entity that Does Business with a then existing or former Customer of the Company or any subsidiary of the Company; provided that no such reduction

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shall be made if such affiliation or affiliations, in the aggregate, do not involve more than five physician Customers of the Company and its subsidiaries, taken together. The amount of such reduction shall be an amount equal to the average of the Company's and its subsidiaries' revenues attributable to such Customer for the two fiscal years immediately preceding the commencement of business by such beneficiary or family member or by such affiliate with such Customer; provided that the amount of such reduction shall not exceed 25% of the then outstanding principal amount of this Note. As used in this paragraph 1, (a) "Does Business" means providing medical billing services or accounting services to a Customer or otherwise engaging in a type of business with a Customer which is substantially similar to the type of business engaged in by the Company or any subsidiary of the Company with such Customer and (b) "Customer" means any person, corporation, partnership or other entity that was a Customer of the Company or any subsidiary of the Company immediately before the Closing Date or at any time during the term of this Note.

          2. Events of Default. (a) The following shall constitute an "Event of Default" under this Note:

          (i) default shall be made in the payment of the principal of or interest on this Note, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration or otherwise, and such default shall continue unremedied for 45 days;

          (ii) the Company shall have filed a petition in bankruptcy or for reorganization or for an arrangement or any composition, readjustment, liquidation, dissolution or similar relief pursuant to Title 11 of the United States Code or under any similar present or future federal law or the law of any other jurisdiction or consented to the appointment of or taking position by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or for all or any substantial part of its property;

          (iii) the Company shall have made a general assignment for the benefit of its creditors or shall admit in writing its inability to pay its debts generally as they become due;

          (iv) the Company shall have filed against it a petition or answer proposing the adjudication of the Company as a bankrupt or its reorganization or arrangement, or any composition, readjustment, liquidation, dissolution or similar relief with respect to it pursuant to

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Title 11 of the United States Code or under any similar present or future federal law or the law of any other jurisdiction, and the Company shall have consented to or acquiesced in the filing thereof, or such petition or answer shall not have been discharged or denied within 90 days after the filing thereof;

          (v) a decree or order shall have been rendered by a court having jurisdiction (A) for the appointment of a receiver or custodian or liquidator or trustee or sequestrator or assignee (or similar official) in bankruptcy or insolvency of the Company, or of all or a substantial part of the property of the Company, or for the winding up or liquidation of its affairs, and such decree or order shall have remained in force undischarged and unstayed for a period of 90 days, or (B) for the sequestration or attachment of any property of the Company without its return to the possession of the Company or its release from such sequestration or attachment within 60 days thereafter, then subject to the rights of the holders of Senior Indebtedness;

          (vi) Spring Anesthesia Group, Inc. ceases to operate under the name "Spring Anesthesia Group, Inc.", "Spring Anesthesia" or "Spring Group"; or

          (vii) the Company shall have permanently ceased to conduct all of its operations and this Note shall not have been transferred in accordance with the terms hereof on or before the date of such cessation of business.

          (b) In case of the happening of an Event of Default, Payee may, subject to the provisions hereof and the rights of the holders of Senior Indebtedness under the Subordination Agreement, then or at any time thereafter while such demand remains unsatisfied, by written notice to the Company, declare due and payable this Note, whereupon the same shall be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. In the case of the happening of an Event of Default under Section 3(a)(ii), (iii), (iv), (v) or (vi), this Note shall automatically become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. A consolidation or merger of the Company with or into any other corporation or corporations shall not be deemed to be a liquidation or dissolution within the meaning of this Section.

          3. Investment Representation.



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          By its acceptance of this Note, Payee acknowledges that (a) this Note is not being registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state on the basis that the issuance of this Note is exempt from registration under, among other possible exemptions from registration, Section 4(2) of the Securities Act, as not involving any public offering and (b) the company's reliance on such exemption is predicated in part on the representation made to the company by Payee in the Purchase Agreement that Payee is acquiring the Note for Payee's own account, for investment purposes, with no present intention of dividing Payee's participation with others or reselling or otherwise distributing the same.

          4. Transfers.

          Payee agrees, by its acceptance of this Note, that Payee shall sell, transfer or pledge all or any part of this Note acquired by payee only to any person other than a member of Payee's immediate family with the consent of the Company, which consent shall not be unreasonably withheld. All such sales, transfers or pledges shall be subject to any conditions imposed by the Company, including, without limitation, for the purposes of insuring that such transfer may be made without registration under federal or state securities laws. In addition, any transferee of this Note May be required to enter into a confidentiality agreement, substantially in the form attached hereto. Upon the transfer of all or any part of this Note in accordance with this Agreement, the term "Payee" shall thereafter mean such transferee and, if SILLC or the Trust has not transferred all of its interest hereunder, SILLC or the Trust, as the case may be.

          The Company shall at any time, at Payee's request and expense, and upon surrender of this Note for such purpose, issue a new Note in exchange hereof, payable to the order of the holder or, upon compliance with this Section, such person or persons as may be designated by such holder, dated the last date to which interest has been paid on the surrendered Note, or, if such exchange shall take place prior to the due date of the first interest payment, the date of initial issuance hereof, in such denominations as may be requested, in an aggregate principal amount equal to the face value so surrendered and which shall be substantially in the form hereof. Payee shall pay all cost associated with the change of holder of the note, including in legal or other fees and taxes incurred by or resulting from such transfer.


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          The Company may refuse to recognize a transfer of this Note on its books should either Payee attempt to transfer this Note otherwise than in compliance with the terms hereof and such transfer shall be null and void.

          The Company proposes to merge into Spring Anesthesia Group, Inc. ("Spring"), with Spring being the surviving entity and succeeding by law to all of the rights and obligations of the Company. Following such merger, Spring, as the entity surviving such merger, shall for all purposes of this Note be the "Company" hereunder.

          The Company and, by its acceptance of this Note, the Payee agree that all of the Company's obligations hereunder shall be transferred with and upon, and (unless otherwise approved by Payee) may not be transferred other than with and upon, any bona fide sale, disposition or other transfer by the Company of all or substantially all of the assets or customer accounts of Spring.

          5. Miscellaneous.

          Upon (a) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and of a letter of indemnity reasonably satisfactory to the Company, (b) reimbursement to the Company of all reasonable expenses incident thereto and (c) surrender or cancellation of the Note, if mutilated, the Company shall make and deliver a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note.

          If a suit is brought under this Note to enforce the rights or obligations of the Payee or the Company, the party prevailing in a final adjudication of such suit shall be entitled to recover from the other party all reasonable fees and expenses incurred in connection with such suit.

          The amount payable hereunder is subject to set off as set forth in the Purchase Agreement. The Company shall be entitled to withhold from the amount otherwise payable hereunder any amount due with respect to withholding or similar taxes, except that the Company may make payments hereunder without any deduction or withholding for or on account of any tax if the Payee represents and warrants to the Company that the Payee is exempt from such deduction or withholding and the Payee, in form and substance satisfactory to the Company,

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indemnifies and agrees to hold the Company harmless from and against any claim, loss, damage or other cost or expense incurred arising out of or in connection with such payment by the Company.

          By its acceptance of this Note, the Payee acknowledges and agrees that Physician Support Systems, Inc. has no obligations under this Note and that the Payee has no claim whatsoever against said company for any amount due hereunder.

          THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND PAYEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.

          IN WITNESS WHEREOF, the Company has executed this Note as of the day and year first above written.

                                      PSS INVESTMENT, INC.



                                       By:  /s/ Hamilton F. Potter III
                                          ------------------------------
                                           President

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